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                                                                        Exh 10.4

                                    AGREEMENT

       This Agreement is made and entered into this 9th day of May , 2001,

                                 by and between

                FREUDENBERG Vliesstoffe KG, a limited partnership
                      duly organized and existing under the
                      laws of Germany, having its principal
                    office at Hohnerweg 2-4, 69465 Weinheim,
                    Federal Republic of Germany (hereinafter
                         referred to as ,,FREUDENBERG")

                                       and

           Frisby Technologies Inc., a corporation duly organized and existing under the laws of Delaware, having its principal office at 3195 Centre Park Boulevard,
                  Winston-Salem, North Carolina 27107, U.S.A.
                     (hereinafter referred to as,,FRISBY").


                                   WITNESSETH

WHEREAS, Frisby produces and sells under the trademarks ComforTemp(R) and Thermasorb(R) Microencapsulated and Bulk Phase Change Material (hereinafter referred to as MicroPCM),

WHEREAS, Frisby and Freudenberg have entered into a cooperation in relation to the development and application of MicroPCM for use in apparel, accessories, footwear and sporting goods applications, medical, packaging, constructions and building products, transportations markets and applications worldwide,

WHEREAS, Frisby and Freudenberg have jointly developed a technical Invention of producing thermal controlled nonwovens using MicroPCM,


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WHEREAS, Both Parties acknowledge that this Invention has been equally based on the contribution of both parties and would not have been possible without the close cooperation between the parties,

WHEREAS, the inventors of the Invention, Duncan Russel (employee of Frisby), Terry O'Regan and Dr. Peter Grynaeus (both employees of Freudenberg) have jointly applied for UNITED STATES LETTERS PATENT, Reg.-No.09/699,744, with the title ,,NONWOVEN THERMAL CONTROL MATERIAL",

WHEREAS, Both Parties acknowledge that the quality of MicroPCM needed for a technically satisfactory exploitation of the Invention can only be reached through a controlled production of MicroPCM by Frisby,

WHEREAS, Both Parties acknowledge that the production of thermal controlled nonwovens using phase change materials in accordance with the Invention is highly sophisticated and in the mutual interest of the parties and the END USERS should be carried out solely by Freudenberg having the necessary expertise of producing nonwovens,

WHEREAS, Both Parties acknowledge that significant investments are necessary on the side of Freudenberg in order to produce a technically advanced product,

Now, therefore, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows;


1.       Definitions

For the purpose of this Agreement, the terms defined in this article shall have the meaning specified below and shall be applicable to both the singular and the plural forms.

1.1 ,,Invention" as used in this Agreement shall mean all inventions disclosed or claimed in the Application for United States Letters Patent, registration number 09/699, 744 with the title ,,Nonwoven Thermal Control Material".

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1.2      The ,,Patent" shall mean the ,,Application for United States Letters
         Patent", registration number 09/699, 744, with the title ,,Nonwoven Thermal Control Material" and all subsequent applications claiming only the Invention as defined under section 1.1 of this Agreement and all patents, if any, granted hereupon and thereupon.

1.3 ,,Protected Products" shall mean all thermal controlled nonwovens with MicroPCM which will by use of the Invention and/or in exploitation of the Patent be developed by either/or both parties and produced by Freudenberg according to the technical specifications determined by Frisby as accepted by Freudenberg.

1.4 ,,Competing Products" shall mean all thermal controlled nonwovens with MicroPCM which will by use of the Invention and/or in exploitation of the Patent be produced by Freudenberg according to its own technical specifications.

1.5 ,,Frisby's Trademarks" shall mean the trademarks ,,ComforTemp(R)", ,,Thermasorb(R)", the,,C-degree " symbol, the,,(0)" (degree) symbol and,,The Ultimate Degree of Comfort".

1.6 ,,Freudenberg's Trademarks" shall mean the trademarks which will be introduced and/or registered in connection with Freudenberg's Products.

1.7      ,,Territory" shall mean the entire world.

1.8 ,,Affiliate" shall mean, with respect to any PARTY hereto, any other person or entity directly or indirectly controlling, controlled by, or under common control with such PARTY. For the purposes of this definition, ,,control", when used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of a management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise; and the terms ,,controlling" and ,,controlled" have meanings correlative to the foregoing.

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2.       Interest in the Patent, Subsequent Patent Applications and Costs

2.1 Each party guarantees (i) that the inventors of the Invention employed by a PARTY have, to the extent legally possible, assigned all of their interests in the Invention and the Patent to the respective party, and
         (ii) that they have and will satisfy claims of their respective inventors connected therewith.

2.2 Representing both FREUDENBERG and FRISBY, or representing the joint inventors as provided for by the applicable law from time to time Freudenberg Forschungsdienste KG - Patente und Marken -, 69465 Weinheim, Federal Republic of Germany, shall be responsible for all subsequent applications for the Patent, provided, however, that FRISBY is kept timely informed, FRISBY can suggest claims to pursue, and FRISBY will be given the right to act in any instance, should FREUDENBERG elect not to do so. In either case, FREUDENBERG and FRISBY agree to equally split all expenses (within 30 days of written notice by FREUDENBERG or FRISBY, as the case may be) related to these responsibilities.

2.3 In case the cooperation between the PARTIES under this Agreement should, during its term, lead to protectable inventions other than the Invention as defined under Section 1.1 of this Agreement, the PARTY being, in terms of the Employee Invention Act, employer of the respective inventor shall own such invention, and shall be entitled to apply for the corresponding industrial and/or intellectual property right in its own name and at its own expense.

         Inventions made jointly by inventors of both PARTIES shall be jointly owned by both PARTIES and applications for industrial and/or intellectual property rights shall be filed by both PARTIES together, the application proceedings shall be conducted according to the provisions of Section 2.2 of this Agreement mutatis mutandis. The industrial and/or intellectual property rights resulting therefrom shall be administered jointly and be exploited as agreed upon terms and conditions on a case by case basis. The PARTIES agree that they will make their best efforts in such negotiations to include such industrial and/or intellectual property rights into this Agreement. Section 3.3 of this Agreement also applies to such industrial and/or intellectual property rights.

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3.       Assignment of rights

3.1 No party is entitled to assign its interest in the Patent to a third party without the other party's prior written consent.

3.2 The aforesaid notwithstanding either party may assign its interest in the Patent without the consent of the other PArty to any of its Affiliates. Such assignment does not in any way affect the corresponding party's obligation to abide by the terms of this Agreement.

3.3 Each party may at any time waive, in whole or in part, its interest in the Invention or the Patent. In case a party hereto intends to do so, it shall inform the other party without delay and assign to the other party, upon such other party's request, its interest in the Invention or the Patent, as the case may be. The costs relating to the Patent (including subsequent applications) shall be borne by the assignee as of the moment of assignment.


4.       Subject matter of the contract

4.1 The parties agree that Freudenberg has, to the extent legally possible, the exclusive right to manufacture the Protected Products and the Competing Products during the term of the Patent. Frisby is not entitled to produce Protected Products within the Territory.

4.2      This Agreement shall apply to the Territory.

5.       Purchase obligation

5.1 For the production of the Protected Products and the Competing Products Freudenberg, during the term of the Patent shall purchase MicroPCM exclusively

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         from Frisby according to the terms and conditions of a supply contract to be agreed upon between THE PARTIES separately.

5.2 Section 5.1 shall not apply if, to the extent and as long as Frisby is not able to comply, for whatever reason, with the quantities, the quality and/or the prices of delivery schedules requested by FREUDENBERG or agreed upon between the parties.

5.3 Frisby is entitled to supply MicroPCM to third parties. FRISBY shall at any and all times satisfy FREUDENBERG's demand for MicroPCM for the production of Competing Products with priority over FREUDENBERG's demand for MicroPCM for the production of Protected Products.


6.       Production of Protected Products

6.1 Frisby undertakes to have produced the Protected Products exclusively by Freudenberg during the term of the Patent according to the terms and conditions of the product specifications determined by FRISBY and accepted by Freudenberg.

6.2 Section 6.1 shall not apply if, to the extent and as long as Freudenberg is not able to comply, for whatever reason, with the quantities, the quality and/or the prices of delivery schedules requested by Frisby or agreed upon between the parties.

6.3 Freudenberg is entitled to produce Competing Products provided that it shall at any and all times except as provided for in section 5.3 satisfy with priority FRISBY'S demand for Protected Products. Freudenberg has the right to use the Patent and the know-how and the confidential technical information transferred to it by FRISBY, if any, under this Agreement and/or under the Secrecy Agreement executed by the parties in March 1./3., 2000 for the production or the marketing of Competing Products.

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6.4      Freudenberg is entitled to have Protected Products manufactured also by
         Affiliates and - with the prior consent of FRISBY - also by other third parties.


7.       Quality Control


7.1 Freudenberg shall produce the Protected Products compliant to the technical specifications determined by Frisby and accepted by FREUDENBERG pursuant to section 6.1 of this Agreement. Frisby has the right to supervise the agreed-upon quality and to reject Protected Products which do not comply with the technical specifications.

7.2      Frisby will carry out technical tests for this purpose and at its costs


8.       Confidentiality


8.1 The parties agree to keep confidential all documents and information which have been submitted to them by the other party in execution of this Agreement and not to provide it to third parties other than its Affiliates both during this Agreement and after its expiration, provided that such Affiliates abide by the confidentiality obligations of this Agreement as if they were parties thereto

8.2 The Secrecy Agreement executed by the parties dated March 1./3., 2000 remains in full force and effect under this Agreement.

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9.       Duration and Termination of the Agreement

9.1 This Agreement shall remain in full force and effect until refusal, withdrawal, expiration, avoidance, lapse, abandonment or revocation of the Patent.

9.2 Each party has the right to terminate this Agreement with a three months written notice at any time for good cause in case that the other party breaches its obligations under sections 4.1, 5.1, 6.1 and/or 8.1 this Agreement and does not cure such breach within a reasonable period of time, however not longer than 30 days from the non-breaching party's written request to do so.

9.3 Each party is furthermore entitled to terminate this Agreement giving at least six months written notice with effect as of the end of the corresponding calender year, however not earlier than with effect as of December 31, 2005.

9.4 In the case that either PARTY and all of its Affiliates should at any time decide not to proceed with the business of producing and/or selling thermal controlled nonwovens with MicroPCM and with any other business in the context of which the Patent is directly or indirectly beeing used or exploited, such PARTY shall assign to the other PARTY its interest in the Patent according to the procedure provided for in section 3.3 of this Agreement.


10.      Use of Trademarks

10.1 Frisby will market Protected Products either by itself or by its Affiliates solely under trademarks owned by Frisby or said Affilates. Frisby agrees not to challenge or oppose either by itself or by an Affiliate in any way the use and registration of Freudenberg's Trademarks used on/or in connection with Competing Products by Freudenberg or its Affiliates. Frisby further agrees that it will neither by itself nor by an Affiliate use similar marks on/or in connection with Competing Products.

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10.2     Freudenberg will market Competing Products either by itself or by its
         Affiliates solely under its trademarks. Freudenberg agrees not to challenge or oppose either by itself or by an Affiliate in any way the use and registration of Frisby's Trademarks on/or in connection with Protected Products by Frisby or its Affiliates. Freudenberg further agrees that it will neither by itself nor by an Affiliate use similar marks on/or in connection with Protected Products.


11.      Communication

11.1 the parties agree that they will use with regard to the consumer-markets in which they market the Protected Products and Competing Products respectively their best efforts to prevent a confusion between FRISBY'S Trademarks and FREUDENBERG'S Trademarks used in connection with the corresponding activities. the parties further understand that in marketing the Protected Products and the Competing Products respectively they will not make neither directly nor indirectly any reference to the other PARTY'S trademarks.

11.2 Section 11.1 notwithstanding, FRISBY can at the industry level with respect to the sale of Protected Products refer for promotion purposes to FREUDENBERG`s trademarks, e.g. in press releases, public relation, stockholder newsletter, product announcements and other publications. With regard to the sale of Protected Products and Competing Products respectively FREUDENBERG is entitled to make reference, e.g. in the above mentioned publications to the trademark ,,Thermasorb(R)" if FREUDENBERG believes that such reference helps to promote the sale of such products.


12. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of North Carolina without reference to the conflict of laws principles thereof. Any disputes arising out of this Agreement shall be adjudicated in a court of competent jurisdiction in North Carolina and nowhere else. Each party hereby irrevocably submits to the jurisdiction of such court for the purposes of any suit or other proceeding arising out of this Agreement.

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13.      This Agreement contains the entire Agreement and understanding between the parties hereto with respect to the subject matter hereof and no modifications may be made to this Agreement except by a writing signed by all of the parties hereto.

Wherefore, the parties have caused this Agreement to be duly executed and to become effective as of the date of the year first above written.


Frisby technologies inc.                  Freudenberg Vliesstoffe KG

By:  /s/ Duncan R. Russell                By:   /s/ Hermann Eidel
     ---------------------                      -----------------
         Duncan R. Russell                       Hermann Eidel
Title:  President & COO                   Title:  Managing Director & Chairman

Date:  May 9, 2001                        Date:   May 15, 2001

Frisby technologies inc.                  Freudenberg Vliesstoffe KG
By:  /s/ Gregory S. Frisby                By:    /s/ Friedhelm Brandau
     ---------------------                       ---------------------
        Gregory S. Frisby                         Friedhelm Brandau
Title:  Chairman & CEO                    Title:  General Manager

Date:   May 9, 2001                       Date:   May 15, 2001